Exhibit 99.1
Contact:
John Beisler
Vice President, Investor Relations
(805) 745-7750
jbeisler@ckr.com
CKE RESTAURANTS, INC. ISSUES UPDATED INVESTOR PRESENTATION
CARPINTERIA, Calif. – July 10, 2007 – CKE Restaurants, Inc. (NYSE: CKR) has issued an updated version of its investor presentation that includes previously undisclosed information surrounding anticipated second quarter trends related to its food and occupancy costs. The latest version of the presentation is available at www.ckr.com under Investors/Presentations.
          The updated presentation will be used as part of the Company’s participation in the CIBC World Markets 7th Annual Consumer Growth Conference on Wednesday, July 11, 2007 at 2:30pm ET. A live audio webcast of the presentation will be available through the Company’s website under Investors/Presentations. A replay of the presentation will be made available approximately three hours after the conclusion of the live event and will be available for 90 days.
          As of the end of its fiscal 2008 first quarter ended May 21, 2007, CKE Restaurants, Inc., through its subsidiaries, had a total of 3,022 franchised, licensed or company-operated restaurants in 43 states and in 13 countries, including 1,101 Carl’s Jr. ® restaurants and 1,905 Hardee’s® restaurants.
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